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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Surplus Software, Inc.:



We consent to the incorporation by reference in the Form 8-K for Egghead, Inc. dated August 14, 1997 of our report dated June 27, 1997 with respect to the consolidated balance sheets of Surplus Software, Inc. as of May 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended
May 31, 1997, which report appears in Registration Statement (No. 333-31251) on Form S-4 of Egghead, Inc.

                                       KPMG PEAT MARWICK LLP


Portland, Oregon
August 27, 1997